GLOBE LIFE INC. REPORTS
Fourth Quarter 2021 Results

McKinney, TX, February 2, 2022—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended December 31, 2021, net income was $1.76 per diluted common share, compared with $1.93 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.70 per diluted common share, compared with $1.74 per diluted common share for the year-ago quarter.

Net income for the year ended December 31, 2021 was $7.22 per diluted common share, compared with $6.82 per diluted common share for the year-ago period. Net operating income for the year ended December 31, 2021 was $6.86 per diluted common share compared with $6.88 per diluted common share for the year-ago period.

HIGHLIGHTS:

●	Net income as an ROE was 8.8% for the twelve months ended December 31, 2021. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 12.3% for the same period.

●	Total life premiums increased 8% over the year-ago quarter including: •11% at the American Income Life Division • 7% at the Liberty National Division • 6% at the Direct to Consumer Division

●
Life net sales increased 4% over the year-ago quarter for both the American Income Life Division and the Liberty National Division. For the full year, life net sales for these divisions increased 15% and 30%, respectively.

●	Total health premiums increased over the year-ago quarter by 8%.

●	1.6 million shares of Globe Life Inc. common stock were repurchased during the quarter.

COVID-19 Update: In the fourth quarter, the Company incurred approximately $58 million of COVID life claims, resulting in total COVID life claims of $140 million for the year ended December 31, 2021. Fourth quarter COVID life claims incurred were $23 million higher than projected primarily due to higher deaths, likely related to the Delta variant. Going forward, we anticipate that COVID deaths will continue at elevated levels throughout 2022, with an estimated impact of approximately $50 million at the mid-point of our guidance and based on a range of $3 million to $4 million per 10,000 U.S. deaths.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
RESULTS OF OPERATIONS
Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.
The following table represents Globe Life's operating summary for the three months ended December 31, 2021 and 2020:

Operating Summary
	Per Share
	Three Months Ended December 31,			Three Months Ended December 31,
	2021	2020	% Chg.	2021	2020	% Chg.
Insurance underwriting income(2)	$1.57	$1.66	(5)	$159,422	$175,337	(9)
Excess investment income(2)	0.58	0.58	—	58,791	61,224	(4)
Parent company expense	(0.02)	(0.02)		(2,302)	(2,355)
Income tax expense	(0.40)	(0.42)	(5)	(40,283)	(44,546)	(10)
Stock compensation benefit (expense), net of tax	(0.04)	(0.05)		(3,695)	(5,441)
Net operating income	1.70	1.74	(2)	171,933	184,219	(7)

Reconciling items, net of tax:
Realized gain (loss)—investments	0.09	0.19		9,506	20,021
Administrative settlements	(0.01)	—		(1,047)	—
Non-operating expenses	—	—		(29)	—
Legal proceedings	(0.02)	—		(2,410)	—
Net income(3)	$1.76	$1.93		$177,953	$204,240

Weighted average diluted shares outstanding	101,343	105,778
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The following table represents Globe Life's operating summary for the year ended December 31, 2021 and 2020:

Operating Summary
	Per Share
	Year Ended December 31,			Year Ended December 31,
	2021	2020	% Chg.	2021	2020	% Chg.
Insurance underwriting income	$6.46	$6.59	(2)	$666,266	$706,722	(6)
Excess investment income	2.31	2.28	1	238,528	244,424	(2)
Parent company expense	(0.09)	(0.09)		(9,553)	(9,891)
Income tax expense	(1.64)	(1.68)	(2)	(169,426)	(180,321)	(6)
Stock compensation benefit (expense), net of tax	(0.18)	(0.22)		(18,318)	(23,342)
Net operating income	6.86	6.88	—	707,497	737,592	(4)

Reconciling items, net of tax:
Realized gain (loss)—investments	0.53	(0.02)		54,220	(1,915)
Realized gain (loss)—redemption of debt	(0.07)	—		(7,358)	(501)
Administrative settlements	(0.01)	—		(1,047)	—
Non-operating expenses	(0.02)	(0.01)		(1,923)	(816)
Legal proceedings	(0.06)	(0.02)		(6,430)	(2,587)
Net income	$7.22	$6.82		$744,959	$731,773

Weighted average diluted shares outstanding	103,170	107,225

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company does not intend to sell, nor is it likely that management will be required to sell, the fixed maturities prior to their maturity. It creates more meaningful trends than can be more easily identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Twelve Months Ended December 31,
	2021	2020
Net income as an ROE(1)	8.8%	9.5%
Net operating income as an ROE (excluding net unrealized gains on fixed maturities)	12.3%	13.5%

	December 31,
	2021	2020
Shareholders' equity	$8,642,806	$8,771,092
Impact of adjustment to exclude net unrealized gains on fixed maturities	(2,761,870)	(3,170,866)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,880,936	$5,600,226

Book value per share	$85.97	$83.19
Impact of adjustment to exclude net unrealized gains on fixed maturities	(27.47)	(30.07)
Book value per share, excluding net unrealized gains on fixed maturities	$58.50	$53.12
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS—comparing Q4 2021 with Q4 2020:

Life insurance accounted for 64% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 35% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance declined 1% for the quarter and net health sales increased 3%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended December 31, 2021 and 2020:

Insurance Premium Revenue
	Quarter Ended
	December 31, 2021	December 31, 2020	% Chg.
Life insurance	$732,997	$678,331	8
Health insurance	312,774	290,220	8
Annuity	—	—
Total	$1,045,771	$968,551	8

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME
Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.
The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended December 31, 2021 and 2020:

Insurance Underwriting Income
	Quarter Ended
	December 31, 2021	% of Premium	December 31, 2020	% of Premium	% Chg.
Insurance underwriting margins:
Life	$146,280	20	$163,741	24	(11)
Health	80,683	26	71,804	25	12
Annuity	2,163		2,241
	229,126		237,786		(4)
Other income	212		304
Administrative expenses	(69,916)		(62,753)		11
Insurance underwriting income	$159,422		$175,337		(9)
Per share	$1.57		$1.66		(5)

Administrative expenses were $70 million, up 11.4% from the year-ago quarter. The ratio of administrative expenses to premium was 6.7%, compared with 6.5% for the year-ago quarter.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division.

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	December 31,
	2021		2020
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$101,945	28	$105,056	32	(3)
Direct to Consumer	12,000	5	22,727	10	(47)
Liberty National	11,997	15	13,655	18	(12)
Other	20,338	39	22,303	42	(9)
Total	$146,280	20	$163,741	24	(11)

Life Premium
	Quarter Ended
	December 31,
	2021	2020	% Chg.
American Income	$363,831	$327,282	11
Direct to Consumer	237,415	223,981	6
Liberty National	78,963	73,888	7
Other	52,788	53,180	(1)
Total	$732,997	$678,331	8

Life Net Sales(1)
	Quarter Ended
	December 31,
	2021	2020	% Chg.
American Income	$74,007	$71,185	4
Direct to Consumer	33,805	39,230	(14)
Liberty National	18,827	18,065	4
Other	2,694	2,683	—
Total	$129,333	$131,163	(1)
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	December 31,
	2021		2020
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$19,870	15	$18,565	16	7
Family Heritage	25,442	29	21,989	27	16
Liberty National	15,041	32	13,345	29	13
American Income	17,618	59	15,013	55	17
Direct to Consumer	2,712	15	2,892	16	(6)
Total	$80,683	26	$71,804	25	12

Health Premium
	Quarter Ended
	December 31,
	2021	2020	% Chg.
United American	$130,070	$115,711	12
Family Heritage	88,567	81,826	8
Liberty National	46,453	46,605	—
American Income	29,740	27,424	8
Direct to Consumer	17,944	18,654	(4)
Total	$312,774	$290,220	8

Health Net Sales(1)
	Quarter Ended
	December 31,
	2021	2020	% Chg.
United American	$26,675	$22,355	19
Family Heritage	18,489	21,351	(13)
Liberty National	7,569	7,085	7
American Income	4,453	4,237	5
Direct to Consumer	1,758	1,986	(11)
Total	$58,944	$57,014	3
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)				End of Quarter Agent Count
	Quarter Ended			Quarter Ended
	December 31,			September 30,	December 31,			September 30,
	2021	2020	% Chg.	2021	2021	2020	% Chg.	2021
American Income	9,530	9,642	(1)	9,959	9,415	9,664	(3)	9,800
Liberty National	2,724	2,705	1	2,706	2,804	2,770	1	2,700
Family Heritage	1,194	1,452	(18)	1,152	1,157	1,463	(21)	1,192

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	December 31,
	2021	2020	% Chg.
Net investment income	$239,344	$235,071	2
Required interest:
Interest on net policy liabilities(1)	(160,900)	(152,438)	6
Interest on debt	(19,653)	(21,409)	(8)
Total required interest	(180,553)	(173,847)	4
Excess investment income	$58,791	$61,224	(4)
Per share	$0.58	$0.58	—
(1)Interest on net policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 1.8%, and average invested assets increased 4.6%. Required interest on net policy liabilities increased 5.6%, and average net policy liabilities increased 4.4%. The weighted average discount rate for the net policy liabilities was 5.8% and was in line with the year-ago quarter.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at December 31, 2021 is as follows:

Investment Portfolio
	As of
	December 31, 2021
	Amount	% of Total
Fixed maturities at fair value(1)	$21,305,287	94
Policy loans	589,634	3
Other long-term investments(2)	793,925	3
Short-term investments	69,145	—
Total	$22,757,991
(1) As of December 31, 2021, fixed maturities at amortized cost were $17.8 billion, net of $387 thousand of allowance for credit losses.
(2) Includes $640 million of investments accounted for under the fair value option which have a cost of $607 million as of December 31, 2021.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of December 31, 2021 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	December 31, 2021
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,315,894	$651,621	$14,967,515
Municipals	2,252,997	—	2,252,997
Government, agencies and GSEs	442,799	—	442,799
Collateralized debt obligations	—	36,468	36,468
Other asset-backed securities	91,686	13,457	105,143
Total	$17,103,376	$701,546	$17,804,922

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at December 31, 2021 and the corresponding amounts of net unrealized gains recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains	Fair Value
December 31, 2021	$17,805,309	$(387)	$3,500,365	$21,305,287

At amortized cost, net of allowance for credit losses, 96% of fixed maturities (96% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.17% during the fourth quarter of 2021, compared with 5.29% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	December 31,
	2021	2020
Amount	$270,959	$358,732
Average annual effective yield	3.5%	3.5%
Average rating	A+	A
Average life (in years) to:
Next call	12.8	14.1
Maturity	31.1	26.5

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.6 million shares of Globe Life Inc. common stock at a total cost of $145 million and an average share price of $90.97.

For the year ended December 31, 2021, the Company repurchased 4.8 million shares of Globe Life Inc. common stock at a total cost of $455 million and an average share price of $95.11.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2022:

Globe Life projects that net operating income per share will be in the range of $8.00 to $8.50 for the year ending December 31, 2022, down from prior projections primarily due to higher non-COVID life policy obligations and health claims than previously anticipated.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q4 2021 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements related to the expected impact of the COVID-19 outbreak on our business operations, financial results and financial condition. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the COVID-19 pandemic and its impact on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;

2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);

3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;

4) Interest rate changes that affect product sales and/or investment portfolio yield;

5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from the COVID-19 pandemic, particularly in certain industries that may comprise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;

6) Changes in pricing competition;

7) Litigation results;

8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from operating during the COVID-19 pandemic);

9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;

10) The customer response to new products and marketing initiatives;

11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;

12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;

13) The severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on our operations and personnel, and on commercial activity and demand for our products; and

14) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period as a result of the COVID-19 pandemic.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q4 2021 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its fourth quarter 2021 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, February 3, 2022. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President—Administration and Investor Relations
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q4 2021 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2021
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Life premium	$732,997	$678,331	$2,898,210	$2,672,804
Health premium	312,774	290,220	1,201,676	1,141,097
Other premium	—	—	1	4
Total premium	1,045,771	968,551	4,099,887	3,813,905
Net investment income	239,344	235,071	952,447	927,062
Realized gains (losses)	12,033	25,015	59,319	(4,371)
Other income	212	304	1,216	1,325
Total revenue	1,297,360	1,228,941	5,112,869	4,737,921

Benefits and expenses:
Life policyholder benefits	539,512	468,627	2,071,810	1,809,373
Health policyholder benefits	194,156	187,037	758,745	733,481
Other policyholder benefits	7,213	7,459	29,061	30,030
Total policyholder benefits	740,881	663,123	2,859,616	2,572,884
Amortization of deferred acquisition costs	151,231	144,930	603,838	575,770
Commissions, premium taxes, and non-deferred acquisition costs	86,758	75,150	331,510	304,841
Other operating expense	81,279	74,345	322,029	301,038
Interest expense	19,653	21,409	83,486	86,704
Total benefits and expenses	1,079,802	978,957	4,200,479	3,841,237

Income before income taxes	217,558	249,984	912,390	896,684
Income tax benefit (expense)	(39,605)	(45,744)	(167,431)	(164,911)
Net income	$177,953	$204,240	$744,959	$731,773

Total basic net income per common share	$1.77	$1.96	$7.30	$6.90

Total diluted net income per common share	$1.76	$1.93	$7.22	$6.82

GL Q4 2021 Earnings Release